UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 9, 2016 (June 9, 2016)

Diversicare Healthcare Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-12996	62-1559667
(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)

1621 Galleria Boulevard Brentwood, TN 37027-2926
(Address of principal executive offices)

(615) 771-7575
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)    The Company’s annual meeting of shareholders was held on June 9, 2016 at the Company’s corporate offices. As of the record date, there were a total of 6,361,132 shares of Common Stock outstanding and entitled to vote at the annual meeting. At the annual meeting, 6,163,936 shares of Common Stock were represented in person or by proxy; therefore, a quorum was present.

(b)     Set forth below are the matters acted upon by the Company’s shareholders at the annual meeting and the final voting results on each such matter.

(1) The amendment to the Certificate of Incorporation to declassify the Board of Directors was approved with the following voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,358,782	27,417	18,313	759,424

(2) The nominees named below were elected to serve as members of the Board of Directors of the Company for a one-year term until the 2017 annual meeting of shareholders and until their successors are duly elected and qualified, and the voting results were as follows:

Nominee	Votes For	Withheld	Broker Non-Votes
William C. O'Neil, Jr.	4,585,811	818,701	759,424
Robert Z. Hensley	4,591,449	813,063	759,424
Robert A. McCabe, Jr.	4,817,332	587,180	759,424

(3)    The amendment to the 2008 Stock Purchase Plan for Key Personnel to increase the maximum number of shares available for issuance was approved with the following voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,005,613	165,864	233,035	759,424

(4)    The compensation paid to the Company’s named executive officers was approved with the following voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,964,791	166,445	273,276	759,424

(5)    The selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was ratified, and the voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,087,315	4,697	71,924	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSICARE HEALTHCARE SERVICES, INC.

By:    /s/ James R. McKnight, Jr.
James R. McKnight, Jr.
Chief Financial Officer

Date:    June 9, 2016